Exhibit 10.1

THIRD AMENDED AND RESTATED
ADVISORY AGREEMENT

This THIRD AMENDED AND RESTATED ADVISORY AGREEMENT (this “Agreement”) is entered into on this the 20th day of March, 2006, by and between BEHRINGER HARVARD REIT I, INC., a Maryland corporation (the “Company”), and BEHRINGER ADVISORS LP, a Texas limited partnership (the “Advisor”).

W I T N E S S E T H

WHEREAS, the Company has issued and will continue to be issuing shares of its common stock, par value $0.0001, to the public, such shares to be registered with the Securities and Exchange Commission and may subsequently issue additional securities;

WHEREAS, the Company and the Advisor previously entered into that certain Advisory Agreement, dated February 14, 2003 (as amended, supplemented or restated from time to time, the “Original Advisory Agreement”), and it is intended that this Agreement amend and restate the Original Advisory Agreement effective as of and for all periods after the date hereof;

WHEREAS, the Company is qualified as a real estate investment trust and intends to invest its funds in investments permitted by the terms of the Company’s Articles of Incorporation and Sections 856 through 860 of the Internal Revenue Code;

WHEREAS, the Company desires to continue to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor continue to undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board, all as provided herein; and

WHEREAS, the Advisor is willing to continue to provide such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The following defined terms used in this Agreement shall have the meanings specified below:

Acquisition Expenses. Any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection, acquisition or development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums.

Acquisition Fees. Any and all fees and commissions, exclusive of Acquisition Expenses but including the Acquisition and Advisory Fees, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgages or the purchase, development or construction of an Asset, including, without limitation, real estate commissions, selection fees, Development Fees, Construction Fees, non-recurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of any Property.

Acquisition and Advisory Fees. The fees payable to the Advisor pursuant to Section 3.01(b).

Advisor. Behringer Advisors LP, a Texas limited partnership, any successor advisor to the Company, or any Person to which Behringer Advisors LP or any successor advisor subcontracts all or substantially all of its functions.

Affiliate or Affiliated. As to any Person, (i) any Person directly or indirectly owning, controlling, or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Aggregate Assets Value. The aggregate book value of the Assets at the time of measurement before deducting depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets; provided, however, that during such periods in which the Company is obtaining regular independent valuations of the current value of its net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, “Aggregate Assets Value” will equal the greater of (i) the amount determined pursuant to the foregoing or (ii) the Assets’ aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other non-cash reserves and without reduction for any debt secured by or relating to such assets.

Appraised Value. Value according to an appraisal made by an Independent Appraiser.

Articles of Incorporation. The Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended, supplemented or restated from time to time.

Assets. Properties, Mortgages and other direct or indirect investments in equity interests in or loans secured by or otherwise relating to Real Property (other than investments in bank accounts, money market funds or other current assets, whether of the proceeds from an Offering or the sale of an Asset or otherwise) owned by the Company, directly or indirectly through one or more of its Affiliates or Joint Ventures.

Asset Management Fee. The fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Assets pursuant to this Agreement.

Average Invested Assets. For a specified period, the average of the aggregate book value of the Assets before deduction for depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period; provided, however, that during such periods in which the Company is obtaining regular independent valuations of the current value of its net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, “Average Invested Assets” will equal the greater of (i) the amount determined pursuant to the foregoing or (ii) the Assets’ aggregate valuation established by the most recent such valuation report(s) without reduction for depreciation, bad debts or other non-cash reserves.

Board. The Board of Directors of the Company.

Bylaws. The bylaws of the Company, as the same are in effect from time to time.

Change of Control. Any event (including, without limitation, issue, transfer or other disposition of Shares of capital stock of the Company or equity interests in the Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company or the Partnership representing greater than 50% of the combined voting power of the Company’s or the Partnership’s then outstanding securities, respectively; provided, that a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Shares.

Closing Price. On any date, the last sale price for any class or series of the Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to Shares listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to Shares listed or admitted to trading on a principal national securities exchange or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price on the Nasdaq National Market System, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system or other quotation service that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board.

Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Company. Behringer Harvard REIT I, Inc., a corporation organized under the laws of the State of Maryland.

Company Value. The actual value of the Company as a going concern based on the difference between (a) the actual value of all of its assets as determined in good faith by the Board, including a majority of the Independent Directors, and (b) all of its liabilities as set forth on its then current balance sheet; provided that (i) if such Company Value is being determined in connection with a Change of Control that establishes the Company’s net worth (e.g., a tender offer for the Shares, sale of all of the Shares or a merger) then the Company Value shall be the net worth established thereby, and (ii) if such Company Value is being determined in connection with a Listing, then the Company Value shall be equal to the number of outstanding Shares multiplied by the Closing Price of a single Share averaged over a period of 30 trading days during which the Shares are listed or quoted for trading after the date of Listing. For purposes hereof, a “trading day” shall be any day on which the NYSE is open for trading whether or not the Shares are then Listed on the NYSE and whether or not there is an actual trade of such Shares on any such day. If the holder of Convertible Shares disagrees as to the Company Value as determined by the Board, then each of the holder of Convertible Shares and the Company (determined by a majority of the Independent Directors) shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the actual value of the Company as a going concern shall be final and binding on the parties as to Company Value. The cost of any such appraisal shall be split evenly between the Company and the Advisor.

Competitive Real Estate Commission. A real estate or brokerage commission paid or, if no such commission is paid, the amount that customarily would be paid for the purchase or sale of a Property that is reasonable, customary, and competitive in light of the size, type and location of the Property.

Construction Fee. A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Property.

Contract Purchase Price. The amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Property, the amount of funds advanced with respect to a Mortgage or the amount actually paid or allocated in respect to the purchase of other Assets, in each case exclusive of Acquisition Fees and Acquisition Expenses.

Contract Sales Price. The total consideration provided for in the sales contract for the sale of a Property.

Convertible Shares. The 1,000 shares of the Company’s non-participating, non-voting, convertible stock, par value $0.0001 per share.

Dealer Manager. Behringer Securities LP, an Affiliate of the Advisor, or such Person selected by the Board to act as the dealer manager for an Offering.

Development Fee. A fee for the packaging of a Property or Mortgage, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.

Director. A member of the Board.

Distributions. Any dividends or other distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the Offering price per Share pursuant to the Prospectus for such Offering without reduction.

Independent Appraiser. A Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is a qualified appraiser of Real Property of the type held by the Company or of other Assets as determined by the Board. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification as to Real Property.

Independent Director. A Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor, the

Company, the Advisor or any of their Affiliates by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the Company, (ii) employment by the Sponsor, the Company, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, other than as a Director of the Company, (iv) performance of services, other than as a Director of the Company, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered material if the aggregate gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds 5% of either the Director’s annual gross income during either of the last two years or the Director’s net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates, or the Company.

Intellectual Property Rights. All rights, titles and interests, whether foreign or domestic, in and to any and all trade secrets, confidential information rights, patents, invention rights, copyrights, service marks, trademarks, know-how, or similar intellectual property rights and all applications and rights to apply for such rights, as well as any and all moral rights, rights of privacy, publicity and similar rights and license rights of any type under the laws or regulations of any governmental, regulatory, or judicial authority, foreign or domestic and all renewals and extensions thereof.

Invested Capital. The amount calculated by multiplying the total number of Shares outstanding by $10.00, reduced by the portion of any Distribution (other than any Stock Dividends) that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company’s plan for repurchase of Shares.

Joint Ventures. The joint venture or partnership arrangements in which the Company or the Partnership is a co-venturer or general partner, which are established to acquire or hold Assets.

Listing or Listed. The listing of the Shares of the Company on a national securities exchange or the quotation of shares on the Nasdaq National Market System. Upon such Listing, the Shares shall be deemed Listed.

Mortgages. In connection with mortgage financing provided, invested in or purchased by the Company, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

NASAA Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc.

Net Income. For any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets.

Net Sales Proceeds. In the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Company (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage or in satisfaction thereof other than regularly scheduled interest payments to the extent such interest accrues at a rate of less than ten percent (10%) per annum) less the amount of selling expenses incurred by or on behalf of the Company, including all commissions closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any consideration (including non-cash consideration such as stock, notes, or other property or securities) that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale, valued in the reasonable determination of the Company. Net Sales Proceeds shall not include any reserves established by the Company in its sole discretion.

NYSE. The New York Stock Exchange, Inc.

Offering. Any public offering of Shares pursuant to an effective registration statement filed under the Securities Act during periods from and after the date hereof.

Organization and Offering Expenses. Any and all costs and expenses, other than Selling Commissions and the dealer manager fee (as in effect from time to time), incurred by and to be paid by the Company, the Advisor or any Affiliate in connection with the formation, qualification and registration of the Company and the marketing and distribution of its Shares, including, without limitation, the following: legal, accounting and escrow fees; printing, amending, supplementing, mailing and distributing costs; filing, registration and qualification fees and taxes; telecopier and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings.

Partnership. Behringer Harvard Operating Partnership I LP, a Texas limited partnership, through which the Company may own Assets.

Performance Fee. The fee payable to the Advisor upon termination of this Agreement under certain circumstances if certain performance standards have been met pursuant to Section 4.03(b) or (c).

Person. An individual, corporation, association, business trust, estate, trust, partnership, limited liability company or other legal entity.

Property or Properties. As the context requires, any, or all, respectively, of the Real Property acquired by the Company, either directly or indirectly (whether through joint venture arrangements or other partnership or investment interests).

Proprietary Property. All modeling algorithms, tools, computer programs, know-how, methodologies, processes, technologies, ideas, concepts, skills, routines, subroutines, operating instructions and other materials and aides used in performing the duties set forth in Section 2.02 that relate to investment advice regarding current and potential Assets, and all modifications, enhancements and derivative works of the foregoing.

Prospectus. Prospectus has the meaning set forth in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities of the Company to the public.

Real Property. Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

REIT. A corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both in accordance with Sections 856 through 860 of the Code.

Sale or Sales. (i) Any transaction or series of transactions whereby: (A) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all repayments thereunder or in satisfaction thereof other than regularly scheduled interest payments) and any event with respect to a Mortgage which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Assets within 180 days thereafter.

Securities Act. The Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Selling Commissions. Any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to Behringer Securities LP.

Shares. Any shares of the Company’s common stock, par value $0.0001 per share.

Soliciting Dealers. Broker-dealers who are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and who, in either case, have executed participating broker or other agreements with the Dealer Manager to sell Shares.

Sponsor. Robert M. Behringer.

Stock Dividend. Any dividend or other distribution paid to stockholders of the Company in the form of additional Shares.

Stockholders. The record holders of the Company’s Shares as maintained in the books and records of the Company or its transfer agent.

Stockholders’ 9% Return. As of any date, an aggregate amount equal to a 9% cumulative, noncompounded, annual return on Invested Capital (calculated like simple interest); provided, however, that for purposes of calculating the Stockholders’ 9% Return, any Stock Dividend shall not be included as a Distribution; and provided further that for purposes of determining the Stockholders’ 9% Return, the return for each portion of the Invested Capital shall commence for purposes of the calculation upon the issuance of the shares issued in connection with such capital.

Subordinated Disposition Fee. The fee payable to the Advisor for services provided in connection with the Sale of one or more Properties pursuant to Section 3.01(c).

Subordinated Incentive Listing Fee. The fee payable to the Advisor under certain circumstances if the Shares are Listed pursuant to Section 3.01(e).

Subordinated Share of Net Sales Proceeds. The fee payable to the Advisor under certain circumstances following receipt of Net Sales Proceeds pursuant to Section 3.01(d).

Termination Date. The date of termination of this Agreement.

Total Operating Expenses. All costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, which are in any way related to the operation of the Company or to Company business, including the Asset Management Fee, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) the Subordinated Share of Net Sales Proceeds, (vi) the Performance Fee, (vii) the Subordinated Incentive Listing Fee, (viii) Acquisition Fees and Acquisition Expenses, (ix) real estate commissions on the Sale of Property, and (x) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

2%/25% Guidelines. The requirement pursuant to the NASAA Guidelines that, in any 12 month period, Total Operating Expenses not exceed the greater of 2% of Average Invested Assets during such 12 month period or 25% of Net Income over the same 12 month period.

ARTICLE II
THE ADVISOR

2.01                           Appointment. The Company hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

2.02                           Duties of the Advisor. The Advisor undertakes to use its best efforts to present to the Company potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Company’s most recent Prospectus for Shares, the Articles of Incorporation and Bylaws, the Advisor shall, either directly or by engaging an Affiliate of the Advisor or other Person:

(a)                                  serve as the Company’s investment and financial advisor and provide research and economic and statistical data in connection with the Assets and investment policies;

(b)                                 provide the daily management of the Company and perform and supervise the various administrative functions reasonably necessary for the management and operations of the Company;

(c)                                  maintain and preserve the books and records of the Company, including stock books and records reflecting a record of the Stockholders and their ownership of the Company’s uncertificated Shares, if any, and acting as transfer agent for the Company’s Shares;

(d)                                 investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, property management companies, transfer agents and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company with any of the foregoing;

(e)                                  consult with the officers and the Board and assist the Board in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;

(f)                                    subject to the provisions of Sections 2.02(h) and 2.03 hereof, (i) locate, analyze and select potential investments in Assets, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investment in Assets will be made; (iii) make investments in Assets on behalf of the Company or the Partnership in compliance with the investment objectives and policies of the Company; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Assets; and (v) enter into leases of Property and service contracts for Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Assets, including the servicing of Mortgages;

(g)                                 provide the Board with periodic reports regarding prospective investments in Assets;

(h)                                 obtain the prior approval of the Board (including a majority of all Independent Directors) for any and all investments in Assets;

(i)                                     negotiate on behalf of the Company with banks or lenders for loans to be made to the Company, negotiate on behalf of the Company with investment banking firms and broker-dealers, and negotiate private sales of Shares and other securities of the Company or obtain loans for the Company, as and when appropriate, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;

(j)                                     obtain reports (which may be prepared by or for the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company in Assets;

(k)                                  from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company under this Agreement;

(l)                                     provide the Company with all necessary cash management services;

(m)                               deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Assets;

(n)                                 upon request of the Company, act, or obtain the services of others to act, as attorney-in-fact or agent of the Company in making, requiring and disposing of Assets, disbursing, and collecting the funds, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens and security interests comprising any of the Assets;

(o)                                 supervise the preparation and filing and distribution of returns and reports to governmental agencies and to Stockholders and other investors and act on behalf of the Company in connection with investor relations;

(p)                                 provide office space, equipment and personnel as required for the performance of the foregoing services as Advisor;

(q)                                 prepare on behalf of the Company all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies; and

(r)                                    do all things necessary to assure its ability to render the services described in this Agreement.

2.03                           Authority of Advisor.

(a)                                  Pursuant to the terms of this Agreement (including the restrictions included in this Section 2.03 and in Section 2.06), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board hereby delegates to the Advisor the authority to (i) locate, analyze and select investment opportunities, (ii) structure the terms and conditions of transactions pursuant to which investments will be made or acquired for the Company or the Partnership, (iii) acquire Properties, make and acquire Mortgages and invest in other Assets in compliance with the investment objectives and policies of the Company, (iv) arrange for financing or refinancing of Assets, (v) enter into leases for the Properties and service contracts for the Assets, including oversight of Affiliated companies that perform property management or other services for the Company, (vi) oversee non-affiliated and Affiliated property managers and other non-affiliated and Affiliated Persons who perform services for the Company, and (vii) undertake accounting and other record-keeping functions at the Asset level.

(b)                                 Notwithstanding the foregoing, any investment in Assets by the Company or the Partnership (as well as any financing acquired by the Company or the Partnership in connection with such investment), will require the prior approval of the Board (including a majority of the Independent Directors).

(c)                                  The prior approval of a majority of the Independent Directors and a majority of the Board not otherwise interested in the transaction will be required for each transaction with the Advisor or its Affiliates.

(d)                                 If a transaction requires approval by the Board, the Advisor will deliver to the Directors all documents required by them to properly evaluate the proposed transaction.

The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 2.03. If and to the extent the Board so modifies or revokes the authority contained herein, the Advisor shall henceforth submit to the Board for prior approval such proposed transactions involving investments in Assets as thereafter require prior approval, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.

2.04                           Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board, its Audit Committee and the auditors of the Company.

2.05                           Records; Access. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company.

2.06                           Limitations on Activities. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, the Shares or any of the Company’s securities, or otherwise not be permitted by the Articles of Incorporation or Bylaws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. The Advisor, its directors, officers, employees and stockholders, and the directors, officers, employees and stockholders of the Advisor’s Affiliates shall not be liable to the Company or to the Board or Stockholders for any act or omission by the Advisor, its directors, officers, employees or stockholders, or for any act or omission of any Affiliate of the Advisor, its directors, officers or employees or stockholders except as provided in Section 5.02 of this Agreement.

2.07                           Relationship with Directors. Directors, officers and employees of the Advisor or an Affiliate of the Advisor may serve as Directors, officers or employees of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director shall receive any compensation from the Company for serving as a Director other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board.

2.08                           Other Activities of the Advisor. Nothing herein contained shall prevent the Advisor or its Affiliates from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person. The Advisor or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance. If the Sponsor, Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Board (including the Independent Directors) to adopt the method set forth in the Company’s most recent Prospectus for its Shares or another reasonable method by which investments are to be allocated to the competing investment entities and to use their best efforts to apply such method fairly to the Company.

ARTICLE III
COMPENSATION

3.01                           Fees.

(a)                                  Asset Management Fee. The Company shall pay the Advisor a monthly Asset Management Fee of (i) with respect to operating Assets, 0.6% of the Aggregate Assets Value for such operating Assets (including any debt attributable to the Assets), payable on the 15th day of each month in an amount equal to 1/12th of 0.6% of the Aggregate Assets Value for such operating Assets as of the last day of the immediately preceding month, and (ii) with respect to development or redevelopment Assets, 0.6% of the Contract Purchase Price (including any debt attributable to the Assets and any budgeted improvement costs therefor) for such development or redevelopment Assets, payable on the 15th day of each month in an amount equal to 1/12th of 0.6% of the total Contract Purchase Price for such development or redevelopment Assets as of the date such amount is determinable. In any given month, in no event shall the Advisor be paid Asset Management Fees pursuant to both clause (i) and clause (ii) of this Section 3.01(a) with respect to the same Asset.

(b)                                 Acquisition and Advisory Fees. The Company shall pay the Advisor an Acquisition and Advisory Fee in an amount equal to (i) with respect to each Asset acquired directly by the

Company, 2.5% of the Contract Purchase Price of such Asset and (ii) with respect to each Asset acquired indirectly by the Company through one or more of its Affiliates or Joint Ventures, 2.5% of the Contract Purchase Price of such Asset multiplied by the Company’s percentage equity interest in such Affiliates or Joint Ventures, in each case payable at the time and in respect of the funds expended for (A) the acquisition of such Asset (including any debt attributable to the Asset), (B) to the extent that such funds are capitalized, for the development, construction or improvement of such Asset (including any debt attributable to the Asset) or (C) the making of a Mortgage; provided, however, that in no event shall the Company pay the Advisor Acquisition and Advisory Fees with respect to any temporary investment in Assets. The total of all Acquisition Fees and any Acquisition Expenses shall be limited in accordance with the Articles of Incorporation.

(c)                                  Subordinated Disposition Fee. If the Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Independent Directors) in connection with the Sale of one or more Assets, the Advisor or such Affiliate shall receive, subject to the satisfaction of the condition outlined below, a Subordinated Disposition Fee in an amount (the “Contingent Subordinated Disposition Fee”) equal to (subject to the limitation in the following paragraph) (i) in the case of the sale of Property, the lesser of (A) one-half of a Competitive Real Estate Commission or (B) 3% of the sales price of such Property and (ii) in the case of the sale of any Asset other than Property, 3% of the sales price of such Asset or Assets. The Contingent Subordinated Disposition Fee will not be earned or paid unless and until the Stockholders have received total Distributions in an amount equal to or in excess of the sum of their aggregate Invested Capital plus the Stockholders’ 9% Return. To the extent that, in any instance, the Contingent Subordinated Disposition Fees is not earned and paid due to the foregoing limitation, the Contingent Subordinated Disposition Fees that would have been earned and paid had the foregoing limitation not been in place at the time of a Sale shall be a contingent liability of the Company, which shall be paid if and only if the conditions set forth in this subparagraph 3.01(c) have been satisfied and, upon the satisfaction of such condition, the Company shall pay all such Contingent Subordination Disposition Fees as if such condition had been satisfied with respect to each such prior Sale.

The Subordinated Disposition Fee may be payable in addition to real estate commissions paid to non-Affiliates, provided, however, that the total real estate commissions paid to all Persons by the Company (together with the Subordinated Disposition Fee) shall in no case exceed an amount equal to the lesser of (i) 6% of the Contract Sales Price of an Asset or (ii) the Competitive Real Estate Commission in respect of any Property.

In the event this Agreement is terminated prior to such time as the Stockholders have received total Distributions in an amount equal to or in excess of the sum of their aggregate Invested Capital plus the Stockholders’ 9% Return through the Termination Date, the Company Value shall be determined and any contingent liabilities for the payment of Contingent Subordinated Disposition Fees on Assets previously sold will be paid if the Company Value plus total Distributions received prior to the Termination Date equals or exceeds the sum of the aggregate Invested Capital plus the Stockholders’ 9% Return through the Termination Date and then only to the extent of such excess.

Following Listing, and as soon as practicable after determination of Market Value (defined below), any contingent liabilities for the payment of the Contingent Subordinated Disposition Fees on Assets previously sold will be earned and paid if and only if the Stockholders have received or been deemed to have received total Distributions in an amount equal to or in excess of the sum of the aggregate Invested Capital plus the Stockholders’ 9% Return through the date of

Listing. For purposes of the preceding sentence, in addition to actual Distributions received, Stockholders will be deemed to have received Distributions in the amount equal to the product of the total number of Shares outstanding and the average closing price of the Shares over the 30-trading-day period beginning the date of Listing (the “Market Value”). Once any Contingent Subordinated Disposition Fees are actually paid, such amounts shall thereafter be referred to as “Subordinated Disposition Fees.”

(d)                                 Subordinated Share of Net Sales Proceeds. Prior to Listing but after the Stockholders have received total Distributions in an amount equal to the sum of their aggregate Invested Capital and Stockholders’ 9% Return, upon the consummation of any Sale, the Advisor shall receive a Subordinated Share of Net Sales Proceeds in an amount equal to 15% of Net Sales Proceeds less the amount by which the Company’s debt for borrowed money exceeds the aggregate book value of the Company’s assets after the sale of the Asset(s) in respect of which the Net Sales Proceeds is being determined.

Following Listing, and as soon as practicable after determination of Market Value, if the Stockholders have received or been deemed to have received total Distributions in an amount equal to the sum of their aggregate Invested Capital and Stockholders’ 9% Return through the date of Listing, the Advisor shall receive a Subordinated Share of Net Sales Proceeds in an amount equal to 15% of Net Sales Proceeds less the amount by which the Company’s debt for borrowed money exceeds the aggregate book value of the Company’s assets after the sale of the Asset(s) in respect of which the Net Sales Proceeds is being determined. For purposes of this subparagraph (d), in determining whether the Subordinated Share of Net Sales Proceeds is payable following Listing, in addition to actual Distributions received, Stockholders will be deemed to have received Distributions in the amount equal to the Market Value.

(e)                                  Subordinated Incentive Listing Fee. Following Listing, and as soon as practicable after determination of Market Value, the Advisor shall be entitled to receive a Subordinated Incentive Listing Fee payable in the form of an interest bearing promissory note (the “SILF Note”) in a principal amount equal to 15% of the amount by which (i) the market value of the outstanding Shares, measured by taking the Market Value, plus the total of all Distributions paid to Stockholders from the Company’s inception until the date of Listing, exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the total Distributions required to be paid to the Stockholders in order to pay the Stockholders’ 9% Return from inception through the date of Listing. Interest on the SILF Note will accrue beginning on the date of Listing at a rate deemed fair and reasonable by the Independent Directors on the date of Listing. The Company shall repay the SILF Note using the entire Net Sales Proceeds of each Sale after Listing until the SILF Note is paid in full, with interest. If the SILF Note has not been paid in full within five years from the date of Listing, then the Advisor, its successors or assigns, may elect to convert the balance of the SILF Note, including accrued but unpaid interest, into Shares at a price per Share equal to the average Closing Price of the Shares over the ten trading days immediately preceding the date of such election. If the Shares are no longer listed at such time as the SILF Note becomes convertible into Shares as provided by this paragraph, then the price per Share, for purposes of conversion, shall equal the fair market value for the Shares as determined by the Board based upon the Appraised Value of the Assets as of the date of election. The principal amount of the SILF Note shall be referred to as “Subordinated Disposition Fees.”

(f)                                    Debt Financing Fee. In the event of the origination of any debt financing obtained by or for the Company (including any refinancing or assumption of debt), the Company will pay to the Advisor a debt financing fee equal to one percent (1%) of the amount available under such financing.

(g)                                 Limitations on Payments. Notwithstanding the foregoing, no payments shall be made under Sections 3.01(d), 3.01(e), 4.03(b) or 4.03(c) if, at or prior to the time the payment is due, the Convertible Shares have been converted into Shares in the case of Sections 3.01(d) and 3.01(e), or, in the case of Sections 4.03(b) and 4.03(c), the determination of the number of Shares issuable upon conversion of the Convertible Shares has been made in accordance with Article First, Section (iii)(c) of the Articles Supplementary, dated as of March 22, 2006, to the Articles of Incorporation, in each case, without any reduction in the number of Convertible Shares converted or in the value or number of Shares to be issued upon such conversion that may be triggered under the terms of the Convertible Shares to avoid jeopardizing the Company’s REIT status. If, however, the Convertible Shares have been converted into Shares in the case of Sections 3.01(d) and 3.01(e), or, in the case of Sections 4.03(b) and 4.03(c), the determination of the number of Shares issuable upon conversion of the Convertible Shares has been made in accordance with Article First, Section (iii)(c) of the Articles Supplementary, dated as of March 22, 2006, to the Articles of Incorporation, in each case, with a reduction in the number of Convertible Shares converted or in the value or number of Shares issued upon such conversion triggered under the terms of the Convertible Shares to avoid jeopardizing the Company’s REIT status, (i) no payments otherwise due and payable under Section 3.01(d) (“Offset Payments”) shall be paid until the aggregate amount of such Offset Payments equals the aggregate value of the Shares (as determined at the time of such conversion as being the Company Value divided by the number of Shares outstanding at such time) issued or issuable upon conversion of the Convertible Shares, and (ii) any payments otherwise due and payable under Section 3.01(e), 4.03(b) or 4.03(c) shall be reduced, dollar-for-dollar, by an amount equal to the aggregate value of the Shares (as determined at the time of such conversion as being the Company Value divided by the number of Shares outstanding at such time) issued or issuable upon conversion of the Convertible Shares.

3.02                           Expenses.

(a)                                  In addition to the compensation paid to the Advisor pursuant to Section 3.01 hereof, the Company shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company pursuant to this Agreement, including, but not limited to:

(i)                                     Organization and Offering Expenses; provided, however, that within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company for any Organization and Offering Expenses reimbursement received by the Advisor pursuant to this Section 3.02, to the extent that such reimbursement exceeds 2% of the Gross Proceeds (2.5% for Offerings conducted prior to the date hereof) exclusive of Gross Proceeds from shares sold under the Company’s Distribution Reinvestment Plan. The Advisor shall be responsible for the payment of all Organization and Offering Expenses in excess of 2% of the Gross Proceeds (2.5% for Offerings conducted prior to the date hereof) exclusive of Gross Proceeds from shares sold under the Company’s Distribution Reinvestment Plan;

(ii)                                  Acquisition Expenses incurred in connection with the selection and acquisition of Assets in an amount equal to up to 0.5% of the Contract Purchase Price of each Asset;

(iii)                               the actual cost of goods, services and materials used by the Company and obtained from Persons not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of Shares or other securities;

(iv)                              interest and other costs for borrowed money, including discounts, points and other similar fees;

(v)                                 taxes and assessments on income or property and taxes as an expense of doing business;

(vi)                              costs associated with insurance required in connection with the business of the Company or by the Board;

(vii)                           expenses of managing and operating Assets owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

(viii)                        all expenses in connection with payments to the Board for attendance at meetings of the Board and Stockholders;

(ix)                                expenses associated with Listing or with the issuance and distribution of Shares and other securities of the Company, such as Selling Commissions and fees, advertising expenses, taxes, legal and accounting fees, Listing and registration fees, and other Organization and Offering Expenses;

(x)                                   expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;

(xi)                                expenses of organizing, revising, amending, converting, modifying, or terminating the Company or the Articles of Incorporation;

(xii)                             expenses of any third party transfer agent for the Shares and of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiii)                          administrative service expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee); and

(xiv)                         audit, accounting and legal fees.

(b)                                 Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Section 3.02 shall be reimbursed no less than quarterly to the Advisor within 60 days after the end of each quarter. The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.

3.03                           Other Services. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company other than set forth in Section 2.02, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

3.04                           Reimbursement to the Advisor. The Company shall not reimburse the Advisor for Total Operating Expenses to the extent that Total Operating Expenses (including the Asset Management Fee), in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. Reimbursement of all or any portion of the Total Operating Expenses that exceed the limitation set forth in the preceding sentence may, at the option of the Advisor, be deferred without interest and may be reimbursed in any subsequent Expense Year where such limitation would permit such reimbursement if the Total Operating Expense were incurred during such period. Notwithstanding the foregoing, if there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified, based on unusual and nonrecurring factors which they deem sufficient, the Excess Amount may be reimbursed to the Advisor. Within 60 days after the end of any fiscal quarter of the Company for which there is an Excess Amount which the Independent Directors conclude was justified and reimbursable to the Advisor, there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. Such determination shall be reflected in the minutes of the meetings of the Board. The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee. All figures used in any computation pursuant to this Section 3.04 shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

ARTICLE IV
TERM AND TERMINATION

4.01                           Term; Renewal. Subject to Section 4.02 hereof, this Agreement shall continue in force until the first anniversary of the date hereof. Thereafter, this Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. It is the duty of the Board to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

4.02                           Termination. This Agreement will automatically terminate upon Listing. This agreement also may be terminated at the option of either party (i) immediately upon a Change of Control or (ii) upon 60 days written notice without cause or penalty (in either case, if termination is by the Company, then such termination shall be upon the approval of a majority of the Independent Directors). Notwithstanding the foregoing, the provisions of this Agreement which provide for payment to the Advisor of expenses, fees or other compensation following the date of termination (i.e., Sections 3.01(e) and 4.03) shall continue in full force and effect until all amounts payable thereunder to the Advisor are paid in full.

4.03                           Payments to and Duties of Advisor upon Termination.

(a)                                  After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to and receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements of expenses, subject to the provisions of Section 3.04 hereof, and all contingent liabilities related to fees payable to the Advisor prior to termination of this Agreement, provided that the Subordinated Incentive Listing Fee, if any, shall be paid in accordance with the provisions of Section 3.01(e). Upon termination, the SILF Note shall become immediately due and payable and shall be promptly paid by the Company. In the event the Subordinated Incentive Listing Fee is paid to the Advisor following Listing, no Performance Fee will be paid to the Advisor pursuant to Sections 4.03(b) or (c) below.

(b)                                 Upon termination, unless such termination is by the Company because of a material breach of this Agreement by the Advisor or occurs upon a Change of Control, the Advisor shall be entitled to receive a Performance Fee payable in the form of an interest bearing promissory note (the “Performance Fee Note”) in a principal amount equal to the product of 0.15 times the amount, if any, by which (i) the Company Value plus the total Distributions paid to holders of Shares through the Termination Date, exceeds (ii) the sum of the aggregate Invested Capital plus the Stockholders’ 9% Return through the Termination Date. Interest on the Performance Fee Note will accrue beginning on the Termination Date at a rate deemed fair and reasonable by the Independent Directors. The Company shall repay the Performance Fee Note using the entire Net Sales Proceeds of each Sale after the Termination Date until the Performance Fee Note is paid in full, with interest. If the Performance Fee Note has not been paid in full within five years from the Termination Date, then the Advisor, its successors or assigns, may elect to convert the balance of the Performance Fee Note, including accrued but unpaid interest, into Shares at a price per Share equal to the average Closing Price of the Shares over the ten trading days immediately preceding the date of such election if the Shares are Listed at such time. If the Shares are not Listed at such time, the Advisor, its successors or assigns, may elect to convert the balance of the Performance Fee Note, including accrued but unpaid interest, into Shares at a price per Share equal to the fair market value for the Shares as determined by the Board based upon the Appraised Value of the Assets on the date of election.

(c)                                  Notwithstanding the foregoing, if termination occurs upon a Change of Control, the Advisor shall be entitled to payment of a Performance Fee equal to the product of 0.15 times the amount, if any, by which (i) the Company Value plus the total Distributions paid to holders of Shares through the Termination Date, exceeds (ii) the sum of the aggregate Invested Capital plus the Stockholders’ 9% Return. No deferral of payment of the Performance Fee may be made under this Section 4.03(c).

(d)                                 In the event that the Advisor disagrees with the valuation of Shares pursuant to Section 4.03(b) where the Shares are not Listed, for purposes of determining the number of shares to be issued to the Advisor following the Advisor’s election to convert the balance of the Performance Fee Note owed to the Advisor, then the fair market value of such shares shall be determined by an independent appraiser of equity value selected by the Advisor and the Company. If the Advisor and the Company are unable to agree upon an expert independent appraiser, then each of the Company and the Advisor shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one such appraiser whose determination shall be final and binding on the parties. The cost of such appraisal shall be shared evenly between the Company and the Advisor.

(e)                                  The Advisor shall promptly upon termination:

(i)                                     pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)                                  deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)                               deliver to the Board all assets, including the Assets, and documents of the Company then in the custody of the Advisor; and

(iv)                              cooperate with the Company and take all reasonable actions requested by the Company to provide an orderly management transition.

ARTICLE V
INDEMNIFICATION

5.01                           Indemnification by the Company. The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland, the Articles of Incorporation and the NASAA Guidelines. The foregoing indemnity shall extend, without limitation, to any claims to the extent relating to any of the events or outcomes set forth in the Prospectus as possible results, outcomes or risks associated with the business and investment objectives of the Company. Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 5.01 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 5.02. Any indemnification of the Advisor may be made only out of the net assets of the Company and not from Stockholders.

5.02                           Indemnification by Advisor. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, misfeasance, misconduct, negligence or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

ARTICLE VI
MISCELLANEOUS

6.01                           Assignment to an Affiliate. This Agreement may be assigned by the Advisor to an Affiliate of the Advisor with the approval of a majority of the Board (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board. This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement. This Agreement shall be binding on successors to the Company resulting from a Change of Control or sale of all or substantially all the assets of the Company or the Partnership, and shall likewise be binding upon any successor to the Advisor.

6.02                           Relationship of Advisor and Company. The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

6.03                           Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Company:	Behringer Harvard REIT I, Inc.
15601 Dallas Parkway
Suite 600
Addison, Texas 75001

To the Advisor:	Behringer Advisors LP
15601 Dallas Parkway
Suite. 600
Addison, Texas 75001

Either party shall, as soon as reasonably practicable, give notice in writing to the other party of a change in its address for the purposes of this Section 6.03.

6.04                           Modification. This Agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

6.05                           Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

6.06                           Choice of Law; Venue. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas, and venue for any action brought with respect to any claims arising out of this Agreement shall be brought exclusively in Dallas County, Texas.

6.07                           Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by each of the parties hereto.

6.08                           Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

6.09                           Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

6.10                           Headings. The titles and headings of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

6.11                           Execution in Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

6.12                           Name. Behringer Advisors LP and/or one or more of its Affiliates has a proprietary interest in the names “Harvard” (for the businesses engaged in by the Company and its Affiliates) and “Behringer” (for all purposes). Accordingly, and in recognition of this right, if at any time the Company ceases to retain Behringer Advisors LP or an Affiliate thereof to perform the services of Advisor, the Company will, promptly after receipt of written request from Behringer Advisors LP, cease to conduct business under or use the name “Harvard” or “Behringer” or any diminutive thereof and the Company shall use its best efforts to change the name of the Company to a name that does not contain the name “Harvard” or “Behringer” or any other word or words that might, in the sole discretion of Behringer Advisors LP, be susceptible of indication of some form of relationship between the Company and Behringer Advisors LP or any Affiliate thereof. Consistent with the foregoing, it is specifically recognized that Behringer Advisors LP or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having “Harvard” or “Behringer” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or its Board.

6.13                           Initial Investment. The Advisor or one of its Affiliates has contributed $200,000 (the “Initial Investment”) in exchange for the initial issuance of Shares of the Company. The Advisor or its Affiliates may not sell any of the Shares purchased with the Initial Investment while the Advisor acts in an advisory capacity to the Company. The restrictions included above shall not apply to any Shares acquired by the Advisor or its Affiliates other than the Shares acquired through the Initial Investment. Neither the Advisor nor its Affiliates shall vote any Shares they now own, or hereafter acquires, in any vote for the election of Directors or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

6.14                           Ownership of Proprietary Property. The Advisor retains ownership of and reserves all Intellectual Property Rights in the Proprietary Property. To the extent that the Company has or obtains any claim to any right, title or interest in the Proprietary Property, including without limitation in any suggestions, enhancements or contributions that Company may provide regarding the Proprietary Property, the Company hereby assigns and transfers exclusively to the Advisor all right, title and interest, including without limitation all Intellectual Property Rights, free and clear of any liens, encumbrances or licenses in favor of the Company or any other party, in and to the Proprietary Property. In addition, at the Advisor’s expense, the Company will perform any acts that may be deemed desirable by the Advisor to evidence more fully the transfer of ownership of right, title and interest in the Proprietary Property to the Advisor, including but not limited to the execution of any instruments or documents now or hereafter requested by the Advisor to perfect, defend or confirm the assignment described herein, in a form determined by the Advisor.

[The remainder of this page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

BEHRINGER HARVARD REIT I, INC.

By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President—Corporate
Development & Legal

BEHRINGER ADVISORS LP

By:	Harvard Property Trust, LLC,
its General Partner

	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President—Corporate
Development & Legal